                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of October 8, 1998, by and between ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation with its offices at 2307 East Aurora Road, Suite One, Twinsburg, Ohio 44087 ("Lender") and WAYNE R. HELLMAN, an individual residing at 7181 Ober Lane, Chagrin Falls, Ohio 44023 ("Borrower").

                                   BACKGROUND

         A.  Borrower is the Chief Executive Officer and Chairman of Lender.

         B. Borrower owns approximately ten percent (10%) of Lender's issued and outstanding capital stock (the "Margin Shares").

         C. The Margin Shares are pledged as collateral to Prudential Securities Incorporated (the "Margin Lender") to secure a loan from the Margin Lender which as of October 6, 1998 is in the amount of Fifteen Million Forty Nine Thousand One Hundred Ninety Five Dollars ($15,049,195) (the "Margin Loan").

         D. Pursuant to Borrower's agreement with the Margin Lender, at October 6, 1998 the Margin Loan was under collateralized by Eight Million Three Hundred Twenty Seven Thousand Three Hundred Thirteen Dollars ($8,327,313) (the "Margin Deficit").

         E. The Margin Loan must be reduced by the Margin Deficit in order to prevent the Margin Lender from liquidating the Margin Shares.

         F. Upon reports from its advisors and after discussion, Lender's disinterested directors have determined that it is in the best interests of Lender to prevent the liquidation of the Margin Shares in order to avoid the adverse effect on Lender's stock price that is likely to result from the sale of the Margin Shares in the market, and to avoid causing Borrower serious financial stress which would adversely affect the operation and management of Lender.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.1. USE OF DEFINED TERMS. In addition to the words and terms defined elsewhere in this Agreement or by reference to the Security Documents or other instruments, the words and terms set forth in Section 1.2 shall have the meanings therein set forth unless the context or use expressly indicates different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms, and the masculine, feminine and neuter forms of any of the words and terms therein defined.

         SECTION 1.2. DEFINITIONS. As used herein:

         "Affiliate" and "Associate" means those persons that are affiliates and associates as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as presently in effect.

         "Agreement" means this Loan Agreement, as from time to time amended or supplemented.

         "Closing Date" means the date of execution and delivery of the Loan Documents.

         "Collateral" means the property identified in EXHIBIT 1.2-A, but specifically excludes the Margin Shares.

         "Event of Default" means any of the events described as an event of default in Section 5.1 hereof.

         "Loan" means the loan by Lender to Borrower in the total sum of the Loan Amount, to be disbursed pursuant to Section 3.8 hereof.

         "Loan Amount" means Nine Million Dollars ($9,000,000).

         "Loan Documents" means this Agreement and all other agreements, certificates, instruments and other documents required by Lender to evidence or secure, or delivered in connection with the consummation of, the Loan, as such documents may be amended or supplemented from time to time.

         "Mortgage" means each Mortgage on the Realty (defined herein) dated as of even date herewith from Borrower to Lender, as amended or supplemented from time to time.


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


         "Note" means the Secured Promissory Note, as executed in the form attached hereto as EXHIBIT 1.2-B, evidencing the obligation of Borrower to repay the Loan and any replacement or substitute instrument.

         "Note Payment" means all required payments under the Note.

         "Notice Address" means as to Lender and Borrower, the addresses first set forth at the beginning hereof, or such additional or different address, notice of which is given under Section 6.2 hereof.

         "Person" means an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

         "Security Documents" means, collectively, the documents identified in
EXHIBIT 1.2-C.

         "Title Company" means such title companies as utilized by Lender in connection herewith.

         "UCC Financing Statements" means all financing statements filed to perfect the security interests created under the Security Documents.

                                   ARTICLE II
                                REPRESENTATIONS

         SECTION 2.1. REPRESENTATIONS WITH RESPECT TO BORROWER. Borrower hereby represents and warrants that:

         (a)  Borrower is an individual residing at the Notice Address.

         (b) Borrower has full power and authority to execute and deliver the Loan Documents and to carry out the transactions contemplated thereunder. Such execution, delivery and performance do not, and will not, violate any provision of law applicable to Borrower, and do not, and will not, conflict with or result in a default under any agreement or instrument to which Borrower is a party or by which Borrower or any of his property or assets is or may be bound. The Loan Documents have been duly executed and delivered by Borrower, and all necessary actions have been taken to constitute the Loan Documents legal as valid and binding obligations of Borrower in accordance with their respective terms.

         (c) The Loan is required to prevent forfeiture of the Margin Loan, and the Margin Lender's execution on the Margin Shares.

         (d) There are no actions, suits or proceedings pending or threatened against or affecting Borrower or any of his property or assets which, if adversely determined, would individually or in the aggregate materially impair the ability of Borrower to perform any of his obligations under the Loan or would adversely affect the financial condition of Borrower.



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


         (e) Except for the Margin Loan, Borrower is not in default under any agreement with any Person, or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which, by notice, the passage of time or otherwise, would constitute any such default.

         (f) Except as set forth in SCHEDULE 2.2(f), Borrower has made no contract or arrangement of any kind, other than the Loan Documents, which has given rise to, or the performance of which by the other party thereto would give rise to, a lien or claim of lien on the Collateral.

         (g) No representation or warranty of Borrower contained in any of the Loan Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished by or on behalf of Borrower to Lender contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         (h) All proceeds of the Loan shall be used for the payment of the Margin Deficit to the Margin Lender. No part of any such proceeds shall be paid to or retained by Borrower.

         (i) Except as disclosed in SCHEDULE 2.2(j), Borrower has good and marketable title in fee simple to the Collateral, subject in all cases to no lien, charge, easement, condition, restriction or encumbrance except as created by the Loan Documents.

         (j) To the knowledge of Borrower:

                  (A) the real property included in the Collateral (the "Realty") does not currently contain and is not presently contaminated by any hazardous substance, hazardous wastes, toxic substance or other material substance or waste in violation of any environmental laws;

                  (B) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of hazardous substances at, upon, under or within the Realty; and (ii) there are no underground storage tanks or polychlorinated biphenyls on the Realty;

                  (C) the Realty is not currently threatened by any activity involving directly, or indirectly, the use, generation, treatment, storage or disposal of any hazardous substance, hazardous wastes, toxic substance or other material substance or waste, the exposure to which is prohibited, limited or otherwise regulated by any environmental laws; and

                  (D) no "clean-up" of the Realty has occurred pursuant to any applicable federal or state environmental laws.

         (k) After giving effect to the transactions contemplated by the Loan Documents, Borrower will be solvent, and able to pay his debts as they mature.

         (l) EXHIBIT 2.2-l sets forth all amounts currently owed by Borrower on the Margin Loan, the current amount of the Margin Deficit, and the collateral securing the Margin Loan, including the Margin Shares. Borrower has delivered to Lender true and complete copies of all agreements, documents and other instruments which relate in any way to the Margin Loan.

         (m) Except as set forth in EXHIBIT 2.2-m, Borrower holds his property in his own name, not in the name of any trusts, Associates or Affiliates.

All representations and warranties contained in, or made in connection with, this Agreement and the other Loan Documents shall survive the Closing Date and the disbursement of the Loan and shall not be limited or otherwise affected by any and all inspections, investigations, reviews or other inquiries (including, without limitation, any investigation or review contemplated in Section 3.3) made or other actions taken by Lender or any of its agents, representatives and designees or any other person assisting any of the foregoing or acting for or on behalf of Lender in connection with the Loan Documents or the consummation of the Loan.

                                  ARTICLE III
                          LOAN; CONDITIONS TO CLOSING

         SECTION 3.1. LOAN AND REPAYMENT. On the terms and conditions of this Agreement, Lender shall lend to Borrower the Loan Amount for payment on the Margin Loan. The Loan shall be evidenced by this Agreement and the Note and secured by the Security Documents and other Loan Documents, as applicable. Those instruments shall be executed and delivered by Borrower to Lender concurrently (or after in Lender's discretion) with the execution and delivery of this Agreement and the delivery of all other documents and the satisfaction of all other closing conditions required by this Agreement. Arrangements satisfactory to Lender for the filing and recording of the Security Documents and other Loan Documents evidencing or securing the Loan, which are to be recorded, shall be made, or such instruments may be filed for record prior to or after the disbursement of the Loan, if deemed appropriate by Lender. The Loan shall be disbursed on the Closing Date pursuant to Section 3.8 hereof upon the satisfaction of the conditions set forth in Section 3.6 hereof.

         The terms of repayment of the Loan shall be as set forth in the Note, and Borrower shall make all payments required to be made under the Note as and when due.

         SECTION 3.2.      INTENTIONALLY LEFT BLANK.

         SECTION 3.3. INSPECTIONS. In connection with the consummation of the Loan Lender may inspect or otherwise reviewing the Collateral or Borrower's assets. No such inspection and review shall impose any responsibility or liability of any nature upon Lender, its agents, representatives or designees or, without limitation, carry any warranty or representation as to the Collateral.

         SECTION 3.4. BORROWER REQUIRED TO PAY MARGIN CALLS. In the event that the proceeds of the Loan are not sufficient to pay the Margin Deficit, or the Margin Loan again becomes under collateralized, Borrower will, irrespective of the cause of such deficiency, pay all margin calls on the Margin Loan in order to prevent Margin Lender from executing on the Margin Shares.

         SECTION 3.5. INTENTIONALLY LEFT BLANK.

         SECTION 3.6. CONDITIONS TO DISBURSEMENT. The disbursement of the Loan shall be made on the Closing Date, provided Lender shall have received the following on or before the Closing Date (Lender may disburse the Loan prior to receiving any of these items or the fulfillment of any condition hereof, or prior to the attachment of any schedule or exhibit hereto, and in such event Borrower shall promptly provide the required item, fulfill the condition and deliver the required schedules and exhibits after the disbursement of the
Loan):

         (a) the duly executed Note;

         (b) the duly executed Security Documents;

         (c) duly executed financing statements to evidence and perfect the security interests created by the Security Documents and delivery of all Collateral which is required to be possessed by Lender to perfect its security interest therein;

         (d) a paid American Land Title Association loan policy of title insurance issued by the Title Company, in the Loan Amount, insuring Lender's interest created by the Security Documents at the level of priority therein stated to be a valid lien on the Realty (including all appurtenances thereto) free and clear of all defects and encumbrances except as created by the Loan Documents, or as disclosed in such policy, with such endorsements as Lender may require, which policy shall contain:

                  (i) no survey exception not theretofore approved by Lender;

                  (ii) affirmative insurance coverage regarding access, compliance with respect to restrictive covenants and any other matters to which Lender may have objection or require affirmative insurance coverage;

         (e) If the disbursement date differs from the Closing date, a certificate of Borrower that his (i) representations and warranties made in the Loan Documents remain true, accurate and complete as of the disbursement date, and (ii) no default or event which, by notice, the passage of time or otherwise, would constitute a default exists under any of the Loan Documents;

         (f) an opinion of Borrower's counsel, in form satisfactory to Lender's counsel;

         (g) such other certifications, documents or opinions as Lender may reasonably request; and

         (h) execution of the amendment to employment agreement provided for in
Section 4.1.

         SECTION 3.7. INTENTIONALLY LEFT BLANK.

         SECTION 3.8. DISBURSEMENT OF LOAN. Lender shall disburse the Loan by delivering funds in the Loan Amount to the Margin Lender on the Closing Date for application to the Margin Loan on Borrower's account.

         SECTION 3.9. PAYMENT OF COSTS; INDEMNIFICATION . Borrower shall pay all costs incident to the Loan, including recording and title fees, title examination and insurance fees, escrow fees, all costs and expenses incurred by Lender and the fees and expenses of the counsel, accountants and other consultants, assisting in this matter at the request of Lender or its representatives. Borrower shall defend, indemnify and hold Lender and its directors, officers, and its and their attorneys harmless against any and all loss, cost, expense, claims, damages or actions arising out of or connected with the Loan, or execution and delivery of this Agreement or any other Loan Documents and the preparation of documents relating to the disbursement of the Loan. The provisions of this Section shall survive the termination of this Agreement.

                                   ARTICLE IV
                      ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 4.1. EMPLOYMENT. Borrower and Lender hereby agree that the term of Borrower's Employment Agreement with Lender will be extended to December 31, 2003, and such agreement will be amended by separate agreement.

         SECTION 4.2. AFFIRMATIVE COVENANTS OF BORROWER. Throughout the term of this Agreement, Borrower shall:

         (a) Taxes and Assessments. Pay and discharge promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon him, his income or any of his property, or upon any part thereof, as well as all claims of any kind which, if unpaid, might by law become a lien or charge upon any of his property, other than taxes, assessments and claims being contested in good faith by appropriate proceedings.

         (b) Maintain Property. Maintain and keep the Collateral in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all repairs, renewals and replacements which are necessary and proper in furtherance thereof.

         (c) Maintain Insurance. Keep all of Borrower's insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon, in or about any and all premises owned or occupied by Borrower; and maintain all insurance for which provision has been made in this subsection (c) shall be maintained against such risks and in at least such amounts as such insurance as required in the Security Documents, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility. Lender shall be named as an additional insured and loss payee on all such insurance, and certificates of insurance with such designations shall be provided to Lender and shall provide that no insurance shall be canceled or reduced without providing Lender with at least thirty (30) days prior notice.

         (d) Furnish Information. Furnish to Lender such information on Borrower and his assets and liabilities as Lender from time to time requests.

         (e) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof to Lender, describing the same and the steps being taken by Borrower with respect thereto:

                  (i) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, or

                  (ii) any action, suit or proceeding by or against Borrower at law or in equity, or before any governmental instrumentality or agency, instituted or threatened which, if adversely determined, would materially impair the right or ability of Borrower to perform his obligations hereunder.

         SECTION 4.3. ENVIRONMENTAL MATTERS. Throughout the term of this Agreement, Borrower agrees that Borrower shall ensure that the Realty remains in compliance with all environmental laws and will not place or permit to be placed any hazardous or toxic substances or hazardous waste on the Realty.

         SECTION 4.4. NEGATIVE COVENANTS OF BORROWER. Throughout the term of this Agreement, Borrower agrees that he shall not:

         (a) sell, transfer or otherwise dispose of any of the Collateral without Lender's written consent;

         (b) enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith;

         (c) pledge, assign, transfer, hypothecate or in any manner encumber any of the Collateral; or

         (d) pledge, assign, transfer, hypothecate or in any manner encumber any of the Margin Stock, other than under the Margin Loan or with Lender's written consent to satisfy the Loan.

                                   ARTICLE V
                  EVENTS OF DEFAULT AND REMEDIES; TERMINATION

         SECTION 5.1. EVENTS OF DEFAULT. Each of the following shall be an "Event of Default":

         (a) Borrower shall fail to pay any amount payable under the Note or pursuant to this Agreement, the Security Documents or any other Loan Document on the date on which such payment is due and payable;

         (b) Borrower shall fail to observe and perform any agreement, term or condition contained in this Agreement, the Security Documents or any other Loan Document and such failure continues uncured for a period of thirty (30) days after written notice of such default, or for such longer period to which Lender may agree in writing;

         (c) Any representation or warranty made by Borrower herein or in any other Loan Documents, or in connection herewith or therewith shall prove to have been incorrect in any material respect when made;

         (d) Borrower shall fail to pay any of his indebtedness for borrowed money, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) Borrower commences a voluntary case concerning it under any title of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Borrower under the Bankruptcy Code, and relief is ordered against Borrower or the petition, though controverted, is not dismissed within forty-five (45) days after the commencement of the case; or Borrower is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower; or Borrower commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty
(60) days; or Borrower is adjudicated insolvent or bankrupt; or Borrower fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding or any order of relief or other order approving any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of forty-five (45) days; or Borrower makes a general assignment for the benefit of creditors; or any action is taken by Borrower for the purpose of effecting any of the foregoing; or a receiver or trustee or any other officer or representative of the court or of creditors, or any court, governmental officer or agency, shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of Borrower for a period in excess of forty-five days;

         (f) A judgment or order for the payment of money in excess of Ten Thousand Dollars ($10,000.00) shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Borrower transfers any of the Margin Stock without Lender's written consent.

         SECTION 5.2. REMEDIES ON DEFAULT. Whenever an Event of Default shall have occurred and be subsisting, any one or more of the following remedial steps may be taken:

         (a) If the Loan has not been disbursed, Lender may terminate any and all of its obligations under this Agreement;

         (b) Lender may declare all payments under the Note to be immediately due and payable, whereupon the same shall become immediately due and payable;

         (c) Lender may posses the Collateral; and

         (d) Lender may pursue all or any combination of the remedies specified in this Agreement, the Security Documents, the Note or any other Loan Document, or which now or hereafter exist in statute, at law or in equity, to collect all amounts then due and thereafter to become due under this Agreement, the Security Documents, the Note or any other Loan Document, or to enforce the performance and observance of any other obligation or agreement of Borrower under the Loan Documents.

         SECTION 5.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to Lender by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, each other Loan Document, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly provided for herein or required by law.

         SECTION 5.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES . If an Event of Default shall occur and Lender should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement or any other Loan Document, or the collection of sums due thereunder, Borrower shall reimburse Lender for the expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate (as defined in the Security Documents), shall constitute indebtedness secured by the Security Documents, and in any action brought to collect such indebtedness or to foreclose or enforce the Security Documents, Lender shall be entitled to seek the recovery of such expenses in such action.

         SECTION 5.5. NO WAIVER. No failure by Lender to insist upon the strict performance by Borrower of any provision hereof shall constitute a waiver of his right to strict performance, and no express waiver shall be deemed to apply to any other existing or subsequent right to enforce the failure by Borrower to observe or comply with any provision hereof.

                                   ARTICLE VI
                                 MISCELLANEOUS

         SECTION 6.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the date of its delivery until (a) the termination of this Agreement pursuant to the terms hereof or (b) such time as the Loan shall have been fully and indefeasably repaid and all other sums payable by Borrower under this Agreement, the Security Documents, the Note and the other Loan Documents shall have been paid.

         SECTION 6.2. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address. Borrower or Lender may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         SECTION 6.3. EXTENT OF COVENANTS OF LENDER; NO PERSONAL LIABILITY.
All covenants, obligations and agreements of Lender contained in this Agreement shall be effective only to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any director, officer or agent of Lender, and no such Person shall be personally liable or in any way personally obligated by reason hereof.

         SECTION 6.4. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding in accordance with its terms upon, Lender and its successors and assigns, and on Borrower and his heirs, estate, executors, administrators and personal representatives.

         SECTION 6.5. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended or supplemented except by an instrument in writing executed by Lender and Borrower.

         SECTION 6.6. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original, and all of which shall constitute but one and the same instrument.

         SECTION 6.7. SEVERABILITY. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         SECTION 6.8. CAPTIONS. The captions and headings in this Agreement shall be solely for convenience of reference and shall in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

         SECTION 6.9. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the state of Ohio and for all purposes shall be governed by and construed in accordance with the laws of Ohio without regard to conflict of laws principals.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered all as of the date hereinbefore written.

                                   LENDER:

                                   ADVANCED LIGHTING TECHNOLOGIES, INC.

                                   By: ____________________________________

                                   Its: ___________________________________

                                   BORROWER:

                                   ________________________________________
                                   Wayne R. Hellman